UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.  Other Events.

On May 15, 2015, the Board of Directors of Bruker Corporation (the “Company”) authorized a share repurchase program pursuant to which, effective as of May 15, 2015, the Company may repurchase the Company’s common stock in amounts intended to approximately offset, on an annual basis, the dilutive effect of shares that are or may be issued pursuant to option awards or restricted stock grants under the Company’s 2010 Incentive Compensation Plan (or any successor equity incentive compensation plan adopted by the Company).

The Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The Company’s repurchases may be executed using open market purchases, negotiated private purchases or other transactions. The Company intends to fund repurchases from cash on hand, future cash flow from operations and available borrowings under its credit facility.

It is currently expected that the Company’s annual repurchase activity will initially target an amount of shares not to exceed 1% of the total number of shares outstanding.  The share repurchase program does not obligate the Company to repurchase any specific number or dollar amount of shares and may be suspended, modified or terminated at any time without prior notice.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, including, but not limited to, statements regarding the Company’s commitment to repurchasing its shares at any level in the future, the anticipated target amount of shares to be repurchased by the Company and the expected timing of such repurchases and the availability of funds for the repurchase of shares. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual future results and/or events may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission, a change in the Company’s share repurchase program by the Company’s Board of Directors or management, including changes in the amount of shares targeted to be repurchased or the timing of such repurchases, and unanticipated material payment obligations incurred by the Company that decrease the Company’s willingness or ability to repurchase shares at the anticipated level, or at all. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The Company expressly disclaims any obligation to update or revise these forward-looking statements, except as otherwise specifically stated by the Company or as required by law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: May 20, 2015	By:	/s/Charles F. Wagner, Jr.
Charles F. Wagner, Jr.
Executive Vice President and
Chief Financial Officer